As filed with the Securities and Exchange Commission on February 16, 2006
                                                          Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                          Hughes Communications, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                           13-3871202
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                 ______________

                             11717 Exploration Lane
                           Germantown, Maryland 20876
                    (Address of principal executive offices)

           HUGHES COMMUNICATIONS, INC. 2006 EQUITY AND INCENTIVE PLAN
                            (Full title of the plan)
                                 ______________

                                 Dean A. Manson
                 Vice President, General Counsel and Secretary
                             11717 Exploration Lane
                           Germantown, Maryland 20876
                                 (301) 428-5500
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________

                                With copies to:
                           Gregory A. Fernicola, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                                   CALCULATION OF REGISTRATION FEE
============================= ================== ================== ================== ================
                                                 Proposed maximum   Proposed maximum      Amount of
   Title of each class of       Amount to be      offering price        aggregate       registration
 securities to be registered    registered(1)      per share(2)      offering price          fee
----------------------------- ------------------ ------------------ ------------------ ----------------
Common stock, par
value $0.001 per share              2,700,000           $8.616         $ 23,264,389.98      $2,489.98
----------------------------- ------------------ ------------------ ------------------ ----------------

(1) This registration statement covers any additional shares of common stock which become issuable under the 2006 Equity and Incentive Plan as a result of any stock split, stock dividend or similar transactions effected without the receipt of consideration which results in an increase in the number of shares of common stock outstanding.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 based on the book value of the common stock as calculated by the registrant.

                                EXPLANATORY NOTE

         This registration statement registers shares of common stock, par value $0.001 per share (the "Common Stock"), of Hughes Communications, Inc. (the "Company") that may be issued and sold under the Hughes Communications, Inc. 2006 Equity and Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the SEC are incorporated by reference in this registration statement:

         (a) The Company's prospectus, dated February 15, 2006, filed pursuant to Rule 424(b) under the Securities Act and that contains (i) the consolidated balance sheet of the Company as of September 30, 2005, and the related consolidated statements of stockholder's deficit, and cash flows for the period from inception (June 23, 2005) to September 30, 2005; (ii) the consolidated balance sheet of SkyTerra Communications, Inc. (the accounting predecessor to the Company) as of December 31, 2004 and the related consolidated statements of operations, cashflows and stockholders' equity (deficit) for the year ended December 31, 2004; and (iii) the combined consolidated balance sheet of Hughes Network Systems, LLC as of December 31, 2004 and the related combined consolidated statements of operations, cash flows and changes in owner's equity for the year ended December 31, 2004;

         (b) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated February 6, 2006, filed with the SEC by the Company to register such securities under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Item 6.  Indemnification of Directors and Officers.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys fees) which he or she actually and reasonably incurred in connection therewith.

         Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The registrant's Certificate of Incorporation and By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the Delaware General Corporation Law.

         As permitted by Section 102(b)7 of the Delaware General Corporation Law, the registrant's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

         The registrant will maintain, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.



 Exhibit
   No.                          Description
   ---                          -----------


   4.1      Form of Certificate for Common Stock.*

   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Deloitte & Touche LLP.

   23.3     Consent of Deloitte & Touche LLP.

   23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5.1).

   24.1     Power of Attorney (included on signature page).

   99.1     Hughes Communications, Inc. 2006 Equity and Incentive Plan*.


   * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-130136), as amended. Such registration statement was originally filed with the SEC on December 5, 2005.


Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Germantown, State of Maryland, on February 16, 2006.

                                         HUGHES COMMUNICATIONS, INC.


                                         By:  /S/ PRADMAN P. KAUL
                                             ----------------------------------
                                             Name:  Pradman P. Kaul
                                             Title: Chief Executive Officer and
                                                    and President


                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of Hughes Communications, Inc., a Delaware corporation, hereby constitutes and appoints Dean A. Manson and Pradman P. Kaul and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                      Title                          Date
        ---------                      -----                          ----

                            Director, Chief Executive
   /s/ PRADMAN P. KAUL         Officer and President           February 16, 2006
-------------------------  (Principal Executive Officer)
  Pradman P. Kaul


     /s/ GRANT BARBER       Chief Financial Officer and
-------------------------     Executive Vice President         February 16, 2006
     Grant Barber          (Principal Financial Officer)


   /s/ JEFFREY A. LEDDY                Director                February 16, 2006
-------------------------
     Jeffrey A. Leddy


  /s/ ANDREW D. AFRICK                 Director                February 16, 2006
-------------------------
     Andrew D. Africk


    /s/ AARON J. STONE
-------------------------              Director                February 16, 2006
      Aaron J. Stone


  /s/ MICHAEL D. WEINER
-------------------------              Director                February 16, 2006
    Michael D. Weiner

                                 EXHIBIT INDEX


 Exhibit
   No.                          Description
   ---                          -----------


   4.1      Form of Certificate for Common Stock.*

   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Deloitte & Touche LLP.

   23.3     Consent of Deloitte & Touche LLP.

   23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5.1).

   24.1     Power of Attorney (included on signature page).

   99.1     Hughes Communications, Inc. 2006 Equity and Incentive Plan*.


   * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-130136), as amended. Such registration statement was originally filed with the SEC on December 5, 2005.